Exhibit 10.9

TRANSUNION CORP.

MANAGEMENT STOCKHOLDERS’ AGREEMENT

THIS AGREEMENT, dated as of June 15, 2010 (the “Effective Date”), is made by and among TransUnion Corp, a Delaware corporation (the “Company”), each Person identified on Schedule 1 hereto (as amended from time to time as provided in Section 12(k) below, the “MDP Stockholders”), each Person identified on Schedule 2 hereto (as amended from time to time as provided in Section 12(k) below, the “Pritzker Stockholders”), and each Person identified on Schedule 3 hereto (as amended from time to time as provided in Section 12(k) below, the “Management Stockholders”). The MDP Stockholders, the Pritzker Stockholders, and the Management Stockholders are collectively referred to as the “Stockholders”.

WHEREAS, the Company and the Stockholders desire, for their mutual benefit and protection, to enter into this Agreement to set forth their respective rights and obligations with respect to certain matters concerning the affairs of the Company and the capital stock held by the Management Stockholders.

NOW, THEREFORE, in consideration of the recitals and the mutual premises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. For purposes of this Agreement, each of the following terms shall have the meaning ascribed to it in this Section 1:

(a) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, provided, that neither the Company nor any of its subsidiaries shall be deemed an Affiliate of any of the Stockholders (and vice versa). For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. With respect to MDP, the term “Affiliate” shall also include any Person now or hereafter existing that is (a) controlled, directly or indirectly, by one or more general partners or managing members of MDP (or the Madison Dearborn Partners fund or funds which control MDP) or (b) directly or indirectly managed or advised by any Person (or an Affiliate of such Person) who directly or indirectly manages or advises MDP or any of the Madison Dearborn Partners fund or funds which control MDP.

(b) “Approved Sale” means either (i) any Sale Event approved by the Board, or (ii) any transaction or series of related transactions that results in any Person or Persons who are not Affiliates of the Company and who are not Affiliates of the Investors prior to such transaction or series of transactions acquiring all, but not less than all, of the equity securities (including any warrants) held by the MDP Stockholders, in each case occurring prior to an Initial Public Offering.

(c) “Board” means the Board of Directors of the Company.

(d) “Business Day” means any day other than a Saturday, Sunday or other day in Chicago, Illinois on which banking institutions are authorized by law or regulations to close.

(e) “Cause” shall have the meaning given to such term in a severance, employment or similar agreement entered into by a Management Stockholder with the Company or one of its Affiliates, or in the absence of such an agreement shall mean any of the following as determined by the Board in its good faith discretion: (ii) the material breach by the Management Stockholder of the terms of any employment agreement, if any, or any severance agreement to which the Management Stockholder is a party with the Company or any of its Affiliates, (ii) a breach of the material terms of the Management Stockholder’s employment (including, without limitation, the material policies of the Company or any of its Affiliates); (iii) the willful failure or refusal to perform the Management Stockholder’s material duties for the Company and its Affiliates, as applicable; (iv) the willful insubordination or disregard of the legal directives of the Board or senior management of the Company or any of its Affiliates, as applicable, which are not inconsistent with the scope, ethics and nature of Management Stockholder’s duties and responsibilities; (v) engaging in misconduct which has a material and adverse impact on the reputation, business, business relationships or financial condition of the Company or any of its Affiliates; (vi) the commission of an act of fraud or embezzlement against the Company or any of its Affiliates; or (vii) any conviction of, or plea of guilty or nolo contendere to, a felony or a crime involving fraud or misrepresentation; provided, however, that Cause shall not be deemed to exist under any of the foregoing clauses (i), (ii), (iii) or (iv) unless the Management Stockholder has been given reasonably detailed written notice of the grounds for such Cause and, if curable, the Management Stockholder has not effected a cure within 20 days of the date of receipt of such notice.

(f) “Common Stock” means the Company’s common stock (including both voting and non-voting common stock), par value $0.01 per share, or, in the event that the outstanding shares of Common Stock are hereafter recapitalized, converted into, or exchanged for different stock or securities of the Company, such other stock or securities.

(g) “Equity Plan Shares” means any Shares issued to an applicable Management Stockholder pursuant to the Company’s 2010 Management Equity Plan.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(i) “Fair Market Value” means, as of any date, the value of securities determined as follows:

(i)        If the security is listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing sales price for such securities (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)        If the security is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the securities on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(iii)        If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system, nor regularly quoted by a recognized securities dealer, then Fair Market Value shall be (A) the amount that a willing buyer would pay for a share of the Common Stock, and at which a willing seller would sell a share of the Common Stock, neither under any compulsion or duress and both with reasonable knowledge of the relevant facts, with no discount for lack of marketability, or voting rights, nor any premium for control, as set forth in the most recent appraisal available to the Administrator (as defined in the Company’s 2010 Management Equity Plan) by a recognized investment banking or appraisal firm selected by the Administrator in good faith and in exercise of its reasonable discretion and performed in accordance with the provisions of this clause (A), or (B) if such transaction is more recent that the most recently available appraisal, the price per share realized by the Company or a Current Stockholder in a transaction involving the sale of equity securities to a Person who is not an Affiliate of the Company or such selling Current Stockholder, as applicable, in a sufficient amount to allow the Administrator to determine whether or not such sale is between a willing buyer and a willing seller under the standards applicable under clause (A) above. The Administrator shall use its commercially reasonable efforts to have an appraisal of the type referred to in clause (A) above performed at least annually.

(iv) The Fair Market Value of the voting Common Stock and the Shares shall be the same, notwithstanding the lack of voting rights in the Shares.

(j) “Family Member” means any “family member” of such Management Stockholder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act.

(k) “Governmental Authority” means any regional, federal, state or local legislative, executive or judicial body or agency, any court of competent jurisdiction, any department, political subdivision or other governmental authority or instrumentality, or any arbitral authority, in each case, whether domestic or foreign.

(l) “Initial Public Offering” means an initial public offering of the Company’s Common Stock pursuant to an offering registered under the Securities Act, other than any such offerings that are registered on Form S-4 under the Securities Act (unless such offering registered on Form S-4 results in the issuance of shares of Common Stock to the public that are listed on a national securities exchange).

(m) “Investors” means the MDP Stockholders and the Pritzker Stockholders.

(n) “Original Cost” means, (i) with respect to any Equity Plan Shares, the purchase price per share (whether in the form of an exercise price, resulting basis for taxation or otherwise) paid or recognized by the Management Stockholder for such Equity Plan Shares, and (ii) with respect to any Rollover Shares, the Per Share Purchase Price (as such term is defined in the Stock Purchase Agreement).

(o) “Person” means an individual, a company, a partnership, a joint venture, a limited liability company or limited liability partnership, an association, a trust, estate or other fiduciary, any other legal entity, and any Governmental Authority.

(p) “Public Offering” means any offering by the Company of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any comparable federal statute then in effect (other than any registration statement on Form S-8 or Form S-4 or any successor forms thereto).

(q) “Rollover Shares” means shares of Common Stock held by a Management Stockholder as of as of immediately prior to the transactions contemplated by the Stock Purchase Agreement, not converted into or transferred for cash pursuant the terms of the Stock Purchase Agreement and accordingly retained by the applicable Management Stockholder.

(r) “Transfer” means any direct or indirect sale, transfer, assignment, pledge, encumbrance, or other disposition (whether with or without consideration and whether voluntary or involuntary or by operation of law, including to the Company), or any adjudication of the applicable Management Stockholder as bankrupt, assignment for the benefit of creditors, attachment, levy or other seizure by any creditor (whether or not pursuant to judicial process), or passage or distribution under judicial order or legal process of any interest.

(s) “Transfer Percentage” means, with respect to any Transferring Stockholder, the percentage equivalent of a fraction the numerator of which is the total number of shares of Common Stock proposed to be Transferred by the Transferring Stockholder and the denominator of which is the total number of shares of Common Stock held by the Transferring Stockholder.

(t) “Sale Event” means the consummation of:

(i)         the sale or other disposition (in one transaction or a series of related transactions) of more than fifty percent (50%) of the assets of the Company on a consolidated basis to a Person or Persons (other than to a stockholder of the Company and/or their Affiliates) acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act;

(ii)         a merger, reorganization or consolidation of the Company with any other entity, other than a merger, reorganization or consolidation in which the stockholders of the Company immediately prior to any such transaction (and/or their Affiliates) hold, directly or indirectly, a majority of the total combined voting power of the Company or the continuing or surviving entity of such consolidation, reorganization or merger immediately after any such transaction; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) shall not constitute a Sale Event; or

(iii)        a transaction in which any Person or Persons (other than the Investors and/or their Affiliates) acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board.

(u) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(v) “Share” means a share of Company’s non-voting common stock, par value $0.01 per share, including any security resulting from the recapitalization, conversion or exchange of such non-voting common stock. Shares will become convertible into voting Common Stock on a 1:1 basis upon or before an Initial Public Offering or Sale Event in accordance with the Certificate of Incorporation of the Company.

(w) “Stock Purchase Agreement” means that certain Amended and Restated Stock Purchase Agreement, dated as of the date hereof, by and among the Company and the other Persons party thereto.

Section 2. Restrictions on Transfer. Except as expressly permitted in this Agreement, no Management Stockholder shall Transfer all or any portion of his or her Shares without the prior written approval of the Board. Any Transfer not expressly permitted herein shall be void and of no effect. A Management Stockholder may only Transfer his or her Shares without the prior approval of the Board:

(a) to a Family Member; provided that such Family Member agrees in writing to be bound by the obligations of such Management Stockholder under this Agreement such that, references to “Shares held by such Management Stockholder,” and variations thereof, shall include Shares held by a Family Member pursuant to a Transfer under this Section 2(a);

(b) in accordance with Section 3, Section 4 or Section 5; or

(c) following the consummation of an Initial Public Offering or a Sale Event.

Section 3.    Repurchase Option. In the event that a Management Stockholder’s employment with the Company and its subsidiaries is terminated prior to an Initial Public Offering or Sale Event, any Shares held by such Management Stockholder shall be subject to repurchase by the Company (solely at its option) and the Investors (in accordance with Section 3(d) below solely at their option) by delivery of one or more Repurchase Notices (as defined below) within the time periods set forth below, pursuant to the terms and conditions set forth in this Section 3 (the “Repurchase Option”). The Repurchase Option shall terminate upon the earlier of an Initial Public Offering or the effective date of a Sale Event.

(a) Termination Other than for Cause. If a Management Stockholder’s employment ceases other than for Cause, then following such cessation, the Company and/or the Investors, as applicable, may elect to purchase all or any portion of the Shares held by such Management Stockholder (the “Repurchase Shares”) at a price per Share equal to the Fair Market Value thereof determined as of the date of the Management Stockholder’s employment ceases.

(b) Termination for Cause. If a Management Stockholder’s employment is terminated for Cause, then following such termination, the Company and/or the Investors, as applicable, may elect to purchase all or any portion of the Repurchase Shares at a price per Share equal to the lesser of the Fair Market Value thereof (determined as of the date of the Management Stockholder’s termination) and the Original Cost thereof.

(c) Repurchase Procedures. Pursuant to the Repurchase Option, the Company may elect to exercise the right to purchase all or any portion of the Repurchase Shares by delivering written notice or notices (each, a “Repurchase Notice”) to the holder(s) of such Repurchase Shares at any time and from time to time before the date that is 210 days following termination of the applicable Management Stockholder’s employment with the Company and its subsidiaries (or in the case of Equity Plan Shares, 210 days following the vesting of such shares (or the underlying award granting the right to such Equity Plan Shares), if later); provided that such period may be tolled in accordance with Section 3(f) below. Each Repurchase Notice will identify the Repurchase Shares to be acquired from such holder(s), the purchase price of such Repurchase Shares (as determined in accordance with this Section 3), the aggregate consideration to be paid for such Repurchase Shares and the time and place for the closing of the transaction (a “Repurchase Closing”).

(d) Investors Rights.

(i)        If for any reason the Company does not elect to purchase all of the Repurchase Shares pursuant to the Repurchase Option and pursuant to one or more Repurchase Notices, then the Company will offer to the Investors the right to exercise the Repurchase Option in the manner set forth in this Section 3, for the Repurchase Shares the Company has not elected to purchase (the “Available Shares”). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 15 days following expiration of the deadline set forth in Section 3(c), the Company shall give written notice (each, an “Available Shares Notice”) to the Investors setting forth the number of Available Shares and the price for each Available Share as determined pursuant to the provisions of this Section 3.

(ii)        Each Investor may elect to purchase any number of Available Shares by delivering written notice to the Company within fifteen (15) days after receipt of the Available Shares Notice (the “Election Period”). If the Investors elect to purchase an aggregate number of Shares greater than the number of Available Shares, the Available Shares shall be allocated among the Investors on a pro rata basis.

(iii)        As soon as practicable, and in any event within ten (10) days after the expiration of the Election Period, the Company shall notify the holder(s) of Repurchase Shares as to the number of Repurchase Shares being purchased from such holder(s) by the Investors (each, a “Supplemental Repurchase Notice”). At the time the Company delivers a Supplemental Repurchase Notice to the holder(s) of Repurchase Shares, the Company shall also deliver written notice to each Investor setting forth the number of Repurchase Shares that the Company and each Investor will acquire, the aggregate purchase price and the time and place of the Repurchase Closing.

(e) Closing of Repurchase. The Repurchase Closing will take place on the date designated by the Company in the applicable Repurchase Notice or Supplemental Repurchase Notice, as the case may be, which date will not be more than thirty (30) days after the delivery of such notice. The Company and/or the Investors, as the case may be, will pay for the Repurchase Shares to be purchased pursuant to the Repurchase Option by delivery of a check payable to the holder(s) of Repurchase Shares or a wire transfer of immediately available funds. In addition, the Company may pay the purchase price for such Repurchase Shares by offsetting such amounts against any bona fide debts owed by the Stockholder to the Company. The Company and/or the Investors, as the case may be, will (i) receive, and the holder(s) of Repurchase Shares will give, representations and warranties regarding the holder’s (A) good and valid title to the Repurchase Shares being Transferred; (B) the absence of liens, claims and other encumbrances with respect to the Repurchase Shares being Transferred; (C) its valid existence and good standing (if applicable); (D) the legal capacity and authority for, and validity, binding effect and enforceability of, any agreement entered into by such holder in connection with the Transfer of such Repurchase Shares; (E) all required consents and approvals to the holder’s Transfer of such Repurchase Shares having been obtained (excluding securities laws); and (F) the fact that no broker’s commission or finder’s fee is payable by the holder as a result of such holder’s conduct in connection with the Transfer of the Repurchase Shares and (ii) be entitled to require all holder(s) of Repurchase Shares’ signatures be guaranteed by a national bank or reputable securities broker.

(f) Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this Agreement, all purchases of Repurchase Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law (the “DGCL”), the Company’s and its subsidiaries’ third party debt financing agreements and the Company’s and its subsidiaries’ third party equity financing agreements (to the extent entered into after the date hereof, if any). If any such restrictions prohibit the purchase of Repurchase Shares, the time periods provided in this Section 3 shall be tolled until such time as the Company is free of such restrictions, but the Company shall not have the right to purchase Repurchase Shares after the earlier of an Initial Public Offering or Sale Event without the affected Management Stockholder’s written consent.

Section 4.        Drag-Along.

(a) In connection with any Approved Sale, the Company or the MDP Stockholders, as applicable, shall have the right to require each Management Stockholder and any transferee of a Management Stockholder (each a “Dragged Stockholder”) to sell all or any portion of such Dragged Stockholder’s Shares in such transaction on the terms, conditions and price per share of Common Stock that are determined by the Board (or, in the case of an Approved Sale initiated by the MDP Stockholders, the same terms, conditions and price per share of Common Stock as are applicable to the MDP Stockholders) (a “Drag Along Sale”), including, (i) by making the representations and warranties described in Section 4(b)(ii) below and (ii) by providing an indemnity with respect to breaches of representations, warranties or covenants regarding the financial condition, results of operations, assets or liabilities of the

Company or otherwise with respect to the liabilities or operations of the Company (it being understood that such representation, warranties or covenants will be made by the Company) to the extent and in the manner determined by the Board (or, in the case of an Approved Sale initiated by the MDP Stockholders, as determined by the MDP Stockholders); provided, that any such indemnity will be subject to Section 4(b)(iii).

(b) In the event that any Approved Sale is to be consummated pursuant to Section 4(a) (i) each Dragged Stockholder will not be obligated to pay more than his or her pro rata share of transaction expenses incurred (based on the proportion of the aggregate transaction consideration received) in connection with such Drag Along Sale to the extent that such expenses are incurred for the benefit of all stockholders and are not otherwise paid by the Company or the proposed purchaser (expenses incurred by or on behalf of a stockholder for his or her sole benefit not being considered expenses incurred for the benefit of all stockholders), (ii) each Dragged Stockholder shall not be required to make any representations or warranties in connection with such Drag Along Sale except, as to (A) good and valid title to the Shares being Transferred; (B) the absence of liens, with respect to the Shares being Transferred; (C) its valid existence and good standing (if applicable); (D) the legal capacity and authority for, and validity, binding effect and enforceability of (as against such Dragged Stockholder), any agreement entered into by such Dragged Stockholder in connection with the Transfer of such Shares; (E) all required consents and approvals to the Dragged Stockholder’s Transfer of such Shares having been obtained (excluding securities laws); and (F) the fact that no broker’s commission or finder’s fee is payable by the Dragged Stockholder as a result of the Dragged Stockholder’s conduct in connection with a Drag Along Sale, and (iii) any indemnifications provided by the Dragged Stockholders will be on a several basis (pro rata based upon proportion of aggregate transaction consideration received) and not a joint basis (other than to the extent secured by an escrow fund or other similar mechanism).

(c) In the event that any Approved Sale is to be consummated pursuant to Section 4(a), the Company shall notify each Management Stockholder in writing no less than ten (10) days prior to the contemplated consummation date of such Approved Sale (the “Drag Notice”). Such notice shall set forth: (i) a description of the Drag Along Sale, (ii) the name of the proposed purchaser, and (iii) the proposed amount and form of consideration and the material terms and conditions of payment offered by the proposed purchaser. Any Drag Along Sale that is not consummated within one hundred eighty (180) days following the date of the Drag Notice shall again be subject to the notice provisions of this Section 4(c).

(d) Each Dragged Stockholder agrees (i) to vote in favor of any Drag Along Sale, (ii) to vote in opposition to any and all other proposals that could oppose, prevent, delay, or impair the close of any Drag Along Sale and (iii) not to demand or exercise dissenter’s or appraisal rights under Section 262 of the DGCL (or any successor provision thereto) or any other applicable law or contract for which dissenter’s or appraisal rights are available with respect to any Drag Along Sale.

(e) To the extent in conflict with the provisions of this Section 4, the provisions of Section 5 shall be subordinate to and shall not apply to any Transfer or exercise of rights contemplated by this Section 4.

Section 5.        Tag Along.

(a) At any time prior to an Initial Public Offering or Sale Event, if an MDP Stockholder (the “Transferring Stockholder”) proposes to Transfer any shares of Common Stock to one or more Persons who are not an Investor or an Affiliate of an Investor, then the Management Stockholders shall have the right to participate in such Transfer on a pro rata basis (such that each Management Stockholder’s Transfer Percentage is equal to the Transferring Stockholder’s Transfer Percentage), on the same terms, conditions and equivalent type and amount of consideration payable per share of Common Stock (a “Tag-Along Sale”); provided, however the Management Stockholders may not participate in any Transfer in an Initial Public Offering or Transfer of shares of Common Stock following an Initial Public Offering or Sale Event.

(b) In the event that a Management Stockholder exercises his or her rights pursuant to this Section 5 (an “Electing Stockholder”), (i) each Electing Stockholder will not be obligated to pay more than his or her pro rata share of transaction expenses incurred (based on the proportion of the aggregate transaction consideration received) in connection with such Tag-Along Sale to the extent that such expenses are incurred for the benefit of all stockholders and are not otherwise paid by the Company or the proposed purchaser (expenses incurred by or on behalf of a stockholder for his or her sole benefit not being considered expenses incurred for the benefit of all stockholders), (ii) each Electing Stockholder shall make all representations or warranties in connection with such Transfer as made by the Transferring Stockholder, and (iii) subject to the preceding clause (ii), any indemnifications provided by the Electing Stockholders will be on a several basis (pro rata based upon proportion of aggregate transaction consideration received) and not a joint basis with the Transferring Stockholder (other than to the extent secured by an escrow fund or other similar mechanism).

(c) In the event that a Stockholder elects to consummate a Tag-Along Sale, such Stockholder shall notify the Company in writing of such proposed transaction no less than thirty (30) days prior to the contemplated consummation date of the Tag-Along Sale (the “Tag Notice”), and the Company shall promptly furnish such Tag Notice to the other Stockholders. Such Tag Notice shall set forth: (i) a description of the Tag-Along Sale, (ii) the name of the proposed purchaser, and (iii) the proposed amount and form of consideration and terms and conditions of payment offered by the proposed purchaser. Each Management Stockholder will have the right, upon written notice to the Company, delivered within ten (10) days after receipt of the Tag Notice to participate in the Tag-Along Sale on the terms and conditions thereof (such participation rights being hereinafter referred to as “Tag Rights”). In the event a Management Stockholder fails to notify the Company of its intent to exercise such Tag Rights within ten (10) days of receipt of a Tag Notice, such Management Stockholder will be deemed to have elected not to exercise such Tag Rights, and shall forfeit such Tag Rights, with respect to the Tag-Along Sale contemplated by such Tag Notice.

(i)        The provisions of this Section 5 shall be subject and subordinate to the provisions of Section 4 and, to the extent in conflict therewith, shall not apply.

Section 6.        Miscellaneous Sale Provisions. The following provisions shall be applied to any proposed Transfer to which Section 4 or Section 5 apply:

(a) Certain Legal Requirements. In the event the consideration to be paid in exchange for shares of Common Stock in a proposed Transfer includes any securities, and the receipt thereof by a holder of Shares would require under applicable law (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Transfer by the applicable transferee or (ii) the provision to such holder of Shares of any specified information regarding the Company or any of its subsidiaries, such securities or the issuer thereof that is not otherwise required to be provided for the Transfer by the applicable transferee, then such holder of Shares shall not have the right to Transfer Shares in such proposed Transfer; provided, however if an Approved Sale is to be consummated pursuant to Section 4(a) and a holder of Shares does not have the right to Transfer his or her Shares pursuant to this Section 6(a), the Company or the MDP Stockholders, as applicable, shall cause to be paid to such holder of Shares, in lieu of such securities and in exchange for the surrender of such holder’s Shares (in accordance with Section 6(d) hereof) which would have otherwise been sold by such holder of Shares to the prospective purchaser in the Drag Along Sale, an amount in cash equal to the Fair Market Value of such Shares as of the date such securities would have been issued in exchange for such Shares.

(b) Further Assurances. As applicable, each Management Stockholder shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order to expeditiously consummate each Transfer pursuant to Section 4 or Section 5 and any related transactions, including voting, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, furnishing information and copies of documents, filing applications, reports, returns, filings and other documents or instruments with governmental authorities, and otherwise cooperating with the other Stockholders, the Company, and the prospective purchaser (including by converting any non-voting Common Stock into voting Common Stock, and vice versa). Each Management Stockholder hereby constitutes and appoints the Company with full power of substitution, as the Management Stockholder’s true and lawful representative and attorney in fact, in the Management Stockholder’s name, place and stead, to execute and deliver any and all agreements which are consistent with this Section 6(b). The foregoing power of attorney is coupled with an interest and shall continue in full force and effect notwithstanding the subsequent death, incapacity, bankruptcy or dissolution of the Management Stockholder.

(c) Sale Process. In the case of a proposed Transfer pursuant to Section 4 or Section 5, the applicable initiating transferee shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Transfer and the terms and conditions thereof. No holder of shares of Common Stock nor any Affiliate of any such holder shall have any liability to any other holder of shares of Common Stock or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Transfer except to the extent such holder shall have failed to comply with the provisions of Section 4, Section 5 or Section 6.

(d) Closing. The closing of a Transfer to which Section 4 or Section 5 applies shall take place (i) on the proposed Transfer date, if any, specified in the Drag Notice or Tag Notice, as applicable (provided, that consummation of any Transfer may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions), or (ii) if no proposed Transfer date was required to be specified in the applicable notice, at such time and such place as the applicable initiating transferee shall specify by notice to each applicable Management Stockholder. At the closing of such Transfer, each Management Stockholder, as applicable, shall deliver the certificates evidencing the Shares to be sold by such Management Stockholder, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.

Section 7.    Lock-Up. To the extent not inconsistent with applicable law, each Management Stockholder agrees that upon request of the Company or the underwriters managing any underwritten Public Offering of the Company’s securities, it will (a) not sell, make any short sale of, loan, grant any option for the purchase of, otherwise dispose of, hedge or transfer any of the economic interest in (or agree or commit to do any of the foregoing) any Shares (including pursuant to Rule 144 under the Securities Act, but excluding those Shares to be included by such Management Stockholder in the offering in question, if any) without the prior written consent of the Company or such underwriters, as the case may be, (i) with respect to an Initial Public Offering, for the seven (7) days prior to, and during the one hundred eighty (180) day period following, the effective date of the registration statement for such Initial Public Offering (the “IPO Lock-Up Period”), (ii) with respect to any other underwritten Public Offering, for the seven (7) days prior to, and during the ninety (90) day period following (or such shorter period as may be agreed to by the managing underwriter(s) of such underwritten offering), the effective date of the registration statement for such underwritten offering, and (iii) upon written notice from the Company of the commencement of an underwritten distribution in connection with any shelf or other registration statement, for the seven (7) days prior to, and during the ninety (90) day period following (or such shorter period as may be agreed to by the managing underwriter(s) of such underwritten offering) the date of commencement of such distribution (each such period in (i), (ii) and (iii), a “Holdback Period”), and (b) enter into and be bound by such form of agreement with respect to the foregoing as the Company or such managing underwriter may reasonably request. The Holdback Period may be extended to the extent necessary for a managing or co-managing underwriter of an underwritten Public Offering to accommodate regulatory restrictions, including the restrictions contained in FINRA Rule 2711(f)(4) or any successor rule, on (i) the publication of or distribution of research reports and (ii) analyst recommendations and opinions. Nothing herein shall prevent a Management Stockholder from transferring Shares pursuant to Section 2(a); provided, that the transferees of such Shares agree in writing to be bound by the provisions of this Agreement to the extent the Management Stockholder would be so bound. Subject to approval by the Board, the underwriters in connection with a Public Offering are intended third-party beneficiaries of this Section 7 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Management Stockholder hereby agrees that they shall have no right to Transfer any of their Shares in an Initial Public Offering, notwithstanding that other Stockholders are, or have the right to, Transfer their shares of Common Stock in an Initial Public Offering.

Section 8.    Withholding. The Company shall be entitled, if necessary or desirable, to withhold from any amounts due and payable by the Company to a Management Stockholder (or secure payment from such Management Stockholder in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to such Management

Stockholder’s Shares. In the event that the Company or its Affiliates does not make such deductions or withholdings, such Management Stockholder shall indemnify the Company and its Affiliates for any amounts paid or payable by the Company or any of its Affiliates with respect to any such taxes (and, if the Company does not make such deductions or withholdings at the request or instruction of a Management Stockholder, together with any interest, penalties and additions to such tax and any related expenses thereto).

Section 9.    Representations and Warranties. Each party hereto represents and warrants that:

(a) If an entity, such party is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization.

(b) Such party possesses the requisite power and authority to enter into and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. If an entity, such party has properly taken all action required to be taken by it with respect to the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby.

(c) This Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms and conditions, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors’ rights generally or by general principles of equity.

(d) The execution, delivery and performance by such party of this Agreement and the consummation of the transactions contemplated hereby, do not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any Governmental Authority or other Person under, (i) any law, judgment, order, writ, injunction, decree or award of any Governmental Authority to which such party is subject, (ii) if an entity, the organizational documents of such party or (iii) any license, agreement, commitment or other instrument or document to which such party is a party or by which such party is otherwise bound.

Section 10.    Legends. Each certificate or other documents representing Shares held by a Management Stockholder shall bear the following legend until such time as the Common Stock represented thereby is no longer subject to the provisions hereof or such legend is no longer applicable (as determined by the Company in its sole direction):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.

THE SALE, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A MANAGEMENT STOCKHOLDERS’ AGREEMENT, DATED AS OF JUNE 15, 2010, AMONG TRANSUNION CORP. AND CERTAIN HOLDERS OF ITS COMMON STOCK (AS THE SAME MAY BE AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF TRANSUNION CORP.”

The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legend and this Agreement are satisfied.

Section 11. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Shares as the owner of such shares for any purpose.

Section 12. General Provisions.

(a) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:00 p.m. (Chicago time) on a Business Day; (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile later than 5:00 p.m. (Chicago time) on any Business Day; (iii) one Business Day after the date sent, if sent by nationally recognized overnight courier service (charges prepaid); or (iv) upon actual receipt by the Person to whom such notice is required to be given. All notices shall be addressed to the other party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:

TransUnion Corp. 555 West Adams Street

Chicago, Illinois 60661

Facsimile No.: (312) 466-7706

Attention: General Counsel

If to a Stockholder, to the applicable address indicated on Schedule 1 attached hereto, as amended from time to time.

If a notice or communication is mailed, transmitted or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(b) Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware without reference to its internal conflicts of laws principles.

(c) Disputes.

(i)         Any and all disputes, controversies or claims arising out of, relating to or in connection with this Agreement, including, without limitation, any dispute regarding its arbitrability, validity or termination, or the performance or breach thereof, shall be exclusively and finally settled by arbitration administered by the American Arbitration Association (“AAA”). Either party may initiate arbitration by notice to the other party (a “Request for Arbitration”). The arbitration shall be conducted in accordance with the AAA rules governing commercial arbitration in effect at the time of the arbitration, except as they may be modified by the provisions of this Agreement. The place of the arbitration shall be Chicago, Illinois. The arbitration shall be conducted by a single arbitrator appointed by the Management Stockholder from a list of at least five (5) individuals who are independent and qualified to serve as an arbitrator submitted by the Company within fifteen (15) days after delivery of the Request for Arbitration. The Management Stockholder will make its appointment within ten (10) days after it receives the list of qualified individuals from the Company. In the event the Company fails to send a list of at least five (5) qualified individuals to serve as arbitrator to the Management Stockholder within such fifteen-day time period, then the Management Stockholder shall appoint such arbitrator within twenty-five (25) days from the Request for Arbitration. In the event the Management Stockholder fails to appoint a person to serve as arbitrator from the list of at least five (5) qualified individuals within ten (10) days after its receipt of such list from the Company, the Company shall appoint one of the individuals from such list to serve as arbitrator within five (5) days after the expiration of such ten (10) day period. Any individual will be qualified to serve as an arbitrator if he or she shall be an individual who has no material business relationship, directly or indirectly, with any of the parties to the action and who has at least ten (10) years of experience in the practice of law with experience in executive compensation matters. The arbitration shall commence within thirty (30) days after the appointment of the arbitrator; the arbitration shall be completed within sixty (60) days of commencement; and the arbitrator’s award shall be made within thirty (30) days following such completion. The parties may agree to extend the time limits specified in the foregoing sentence.

(ii)         The arbitrator will apply the substantive law (and the law of remedies, if applicable) of the State of Delaware without reference to its internal conflicts of laws principles, and will be without power to apply any different substantive law. The arbitrator will render an award and a written opinion in support thereof. Such award shall include the costs related to the arbitration and reasonable attorneys’ fees and expenses to the prevailing party. The arbitrator also has the authority to grant provisional remedies, including, without limitation, injunctive relief, and to award specific performance. The arbitrator may entertain a motion to dismiss and/or a motion for summary judgment by any party, applying the standards governing such motions under the Federal Rules of Civil Procedure, and may rule upon any claim or counterclaim, or any portion thereof (a

“Claim”), without holding an evidentiary hearing, if, after affording the parties an opportunity to present written submission and documentary evidence, the arbitrator concludes that there is no material issue of fact and that the Claim may be determined as a matter of law. The parties waive, to the fullest extent permitted by law, any rights to appeal, or to review of, any arbitrator’s award by any court. The arbitrator’s award shall be final and binding, and judgment on the award may be entered in any court of competent jurisdiction, including, without limitation, the courts of Cook County, Illinois. Notwithstanding the foregoing, any party to this Agreement may seek injunctive relief, specific performance, or other equitable remedies from a court of competent jurisdiction without first pursuing resolution of the dispute as provided above. Each party to this Agreement irrevocably submits to the non-exclusive jurisdiction and venue in the courts of the State of Illinois and of the United States sitting in Chicago, Illinois in connection with any such proceeding, and waives any objection based on forum non conveniens. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES SUCH PARTY’S RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION TO ENFORCE AN ARBITRATOR’S DECISION OR AWARD PURSUANT TO SECTION 12(c)(i) OF THIS AGREEMENT.

(iii) The parties agree to maintain confidentiality as to all aspects of the arbitration, except as may be required by applicable law, regulations or court order, or to maintain or satisfy any suitability requirements for any license by any state, federal or other regulatory authority or body, including professional societies and organizations; provided, that nothing herein shall prevent a party from disclosing information regarding the arbitration for purposes of enforcing the award. The parties further agree to obtain the arbitrator’s agreement to preserve the confidentiality of the arbitration.

(d) Successors and Assigns. None of the parties shall have the right to delegate any of its obligations or assign any of its rights under this Agreement or any part hereof. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective permitted successors and assigns.

(e) Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a Governmental Authority, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances. Upon such determination that any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(f) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

(g) Waiver of Certain Damages. To the extent permitted by applicable law, each party hereto agrees not to assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any of the transactions contemplated hereby.

(h) Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(i) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the parties hereto may be corporations, partnerships, limited liability companies or trusts, each party to this Agreement covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner, member, manager or trustee of any Stockholder or of any partner, member, manager, trustee, Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, partner, member, manager or trustee of any Stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(j) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(k) Amendment and Waiver. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Company, the MDP Stockholders, the holders of a majority of the shares of Common Stock held by the Pritzker Stockholders, and the holders of a majority of the Shares held by the Management Stockholders; provided, that any Person who is a transferee of an MDP Stockholder or a Pritzker Stockholder prior to an Initial Public Offering or a Sale Event shall become a party to this Agreement, and no such joinder shall require the consent of any other Person; provided further, that any employee of the Company and its subsidiaries who acquires Shares may become a party to this Agreement as a Management Stockholder and no such joinder shall require the consent of any other Person. The Company shall update the Schedules hereto from time to time as is necessary to reflect any such joinders. The failure or delay of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms, nor shall any waiver on the part of any party of any right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

(l) No Third Party Beneficiaries. Except as expressly provided in Section 7, nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

(m) Termination. This Agreement shall terminate and be of no further force and effect (i) with respect to any individual Stockholder, on the first date when such Stockholder no longer holds any shares of Common Stock, and (ii) in its entirety, following an Initial Public Offering or Sale Event. Notwithstanding the foregoing, Section 1, Section 7, Section 8, Section 9 and Section 12 shall survive indefinitely, including following any termination of this Agreement.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

THE COMPANY:

TRANSUNION CORP.

By:	/s/ John W. Blenke
	Name:	John W. Blenke
	Title:	Executive Vice President, Corporate
General Counsel and Secretary
THE MDP STOCKHOLDERS:
MDCPVI TU HOLDINGS, LLC

By:	/s/ Timothy Hurd
	Name:	Timothy Hurd
	Title:	President
THE PRITZKER STOCKHOLDERS:
The U.S. Trusts:

By:	/s/ Marshall E. Eisenberg
Marshall E. Eisenberg, not individually, but solely as co-trustee of each of those separate and distinct trusts listed on Schedule 2 as U.S. Trusts

By:	/s/ Thomas J. Pritzker
Thomas J. Pritzker, not individually, but solely as co-trustee of each of those separate and distinct trusts listed on Schedule 2 as U.S. Trusts

By:	/s/ Karl J. Breyer
Karl J. Breyer, not individually, but solely as co-trustee of each of those separate and distinct trusts listed on Schedule 2 as U.S. Trusts

Signature Page to the Management Stockholders Agreement

The Non-U.S. Trusts:

CIBC TRUST COMPANY (BAHAMAS) LIMITED, solely as trustee of each of the separate trusts listed on Schedule 2 as Non-U.S. Trusts

By:	/s/ Schevon Miller
	Name:	Schevon Miller
	Title:	Authorized Signatory

By:	/s/ Carlis E. Chisholm
	Name:	Carlis E. Chisholm
	Title:	Authorized Signatory

Signature Page to the Management Stockholders Agreement

THE MANAGEMENT STOCKHOLDERS:

/s/ John Blenke
John Blenke
Date: June 15, 2010

/s/ Ian Drury
Ian Drury
Date: June 15, 2010

/s/ Paul Fritz
Paul Fritz
Date: June 15, 2010

/s/ Samuel A. Hamood
Samuel A. Hamood
Date: June 15, 2010

/s/ Jeff Hellinga
Jeff Hellinga
Date: June 15, 2010

/s/ Andrew Knight
Andrew Knight
Date: June 15, 2010

/s/ Mary Krupka
Mary Krupka
Date: June 15, 2010

/s/ Mark Marinko
Mark Marinko
Date: June 15, 2010

/s/ Siddharth (Bobby) Mehta
Siddharth (Bobby) Mehta
Date: June 15, 2010

/s/ Wilbert Noronha
Wilbert Noronha
Date: June 15, 2010

Signature Page to the Management Stockholders Agreement

Schedule 1

MDPCPVI TU HOLDINGS, LLC

Schedule 2

A.N.P. TRUST # 1	A.N.P. TRUST #30-KAREN
A.N.P. TRUST # 2	A.N.P. TRUST #31
A.N.P. TRUST # 3	A.N.P. TRUST #32
A.N.P. TRUST # 4-DANIEL	A.N.P. TRUST #33
A.N.P. TRUST # 4-JOHN	A.N.P. TRUST #34-ANTHONY
A.N.P. TRUST # 5-DANIEL	A.N.P. TRUST #34-PENNY
A.N.P. TRUST # 5-JEAN	A.N.P. TRUST #35-ANTHONY
A.N.P. TRUST # 6	A.N.P. TRUST #35-JAY ROBERT
A.N.P. TRUST # 7A-TOM	A.N.P. TRUST #36-JAY ROBERT
A.N.P. TRUST # 7B-JOHN	A.N.P. TRUST #36-PENNY
A.N.P. TRUST # 7C-GIGI	A.N.P. TRUST #37
A.N.P. TRUST # 7D-DAN	A.N.P. TRUST #38
A.N.P. TRUST # 8	A.N.P. TRUST #39
A.N.P. TRUST # 9	A.N.P. TRUST #40-ANTHONY
A.N.P. TRUST #10	A.N.P. TRUST #40-PENNY
A.N.P. TRUST #11	A.N.P. TRUST #41-ANTHONY
A.N.P. TRUST #12	A.N.P. TRUST #41-JAY ROBERT
A.N.P. TRUST #13A-TOM	A.N.P. TRUST #42-JAY ROBERT
A.N.P. TRUST #13B-JOHN	A.N.P. TRUST #42-PENNY
A.N.P. TRUST #13C-GIGI	DNP RESIDUARY TRUST #1
A.N.P. TRUST #13D-DAN	DNP RESIDUARY TRUST #2
A.N.P. TRUST #14	DNP RESIDUARY TRUST #3
A.N.P. TRUST #15	DNP RESIDUARY TRUST #4
A.N.P. TRUST #16	DNP RESIDUARY TRUST #5
A.N.P. TRUST #17	DNP RESIDUARY TRUST #6
A.N.P. TRUST #18-JOHN	DNP RESIDUARY TRUST #7
A.N.P. TRUST #18-THOMAS	DNP RESIDUARY TRUST #8
A.N.P. TRUST #19	DNP RESIDUARY TRUST #9
A.N.P. TRUST #20	F. L. P. RESIDUARY TRUST # 1
A.N.P. TRUST #21	F. L. P. RESIDUARY TRUST # 5
A.N.P. TRUST #22-JAMES	F. L. P. RESIDUARY TRUST # 6
A.N.P. TRUST #22-LINDA	F. L. P. RESIDUARY TRUST # 9
A.N.P. TRUST #23-KAREN	F. L. P. RESIDUARY TRUST #11
A.N.P. TRUST #23-LINDA	F. L. P. RESIDUARY TRUST #12
A.N.P. TRUST #24-JAMES	F. L. P. RESIDUARY TRUST #13
A.N.P. TRUST #24-KAREN	F. L. P. RESIDUARY TRUST #14
A.N.P. TRUST #25	F. L. P. RESIDUARY TRUST #15
A.N.P. TRUST #26	F. L. P. RESIDUARY TRUST #16
A.N.P. TRUST #27	F. L. P. RESIDUARY TRUST #17
A.N.P. TRUST #28-JAMES	F. L. P. RESIDUARY TRUST #18
A.N.P. TRUST #28-LINDA	F. L. P. RESIDUARY TRUST #19
A.N.P. TRUST #29-KAREN	F. L. P. RESIDUARY TRUST #20
A.N.P. TRUST #29-LINDA	F. L. P. RESIDUARY TRUST #21
A.N.P. TRUST #30-JAMES	F. L. P. RESIDUARY TRUST #22

F. L. P. RESIDUARY TRUST #23	JAY ROBERT TRUST
F. L. P. RESIDUARY TRUST #24	GIGI TRUST
F. L. P. RESIDUARY TRUST #25	JIM TRUST
F. L. P. RESIDUARY TRUST #26	JOHNNY TRUST
F. L. P. RESIDUARY TRUST #27	KAREN TRUST
F. L. P. RESIDUARY TRUST #28	LINDA TRUST
F. L. P. RESIDUARY TRUST #29	NICHOLAS TRUST
F. L. P. RESIDUARY TRUST #30	PENNY TRUST
F. L. P. RESIDUARY TRUST #31	TOM TRUST
F. L. P. RESIDUARY TRUST #32	TONY TRUST
F. L. P. RESIDUARY TRUST #33	R. A. TRUST # 25
F. L. P. RESIDUARY TRUST #34	R.A. G.C. TRUST #1
F. L. P. RESIDUARY TRUST #35	R.A. G.C. TRUST #2
F. L. P. RESIDUARY TRUST #36	R.A. G.C. TRUST #3
F. L. P. RESIDUARY TRUST #37	R.A. G.C. TRUST #4
F. L. P. RESIDUARY TRUST #38	R.A. G.C. TRUST #5
F. L. P. RESIDUARY TRUST #39	R.A. G.C. TRUST #6
F. L. P. RESIDUARY TRUST #40	R.A. G.C. TRUST #7
F. L. P. RESIDUARY TRUST #41	R.A. G.C. TRUST #8
F. L. P. RESIDUARY TRUST #42	R.A. G.C. TRUST #9
F. L. P. RESIDUARY TRUST #43	R.A. G.C. TRUST #10
F. L. P. RESIDUARY TRUST #44	Settlement T-551-1
F. L. P. RESIDUARY TRUST #45	Settlement T-551-2
F. L. P. RESIDUARY TRUST #46	Settlement T-551-3
F. L. P. RESIDUARY TRUST #47	Settlement T-551-4
F. L. P. RESIDUARY TRUST #48	Settlement T-551-5
F. L. P. RESIDUARY TRUST #49	Settlement T-551-6
F. L. P. RESIDUARY TRUST #50	Settlement T-551-7
F. L. P. RESIDUARY TRUST #51	Settlement T-551-10
F. L. P. RESIDUARY TRUST #52	Settlement T-551-11
F. L. P. RESIDUARY TRUST #53	Settlement T-551-12
F. L. P. RESIDUARY TRUST #54	Settlement T-914
F. L. P. RESIDUARY TRUST #55	Settlement T-915
F. L. P. RESIDUARY TRUST #56	Settlement T-916
F. L. P. TRUST # 10	Settlement T-917
F. L. P. TRUST # 11	Settlement T-929
F. L. P. TRUST # 12	Settlement T-930
F. L. P. TRUST # 13	Settlement T-931
F. L. P. TRUST # 14	Settlement T-936
F. L. P. TRUST # 15
F. L. P. TRUST # 16
F. L. P. TRUST # 17
F. L. P. TRUST # 19
F. L. P. TRUST # 20
F. L. P. TRUST # 21
DANIEL TRUST

Schedule 3

John W. Blenke
Ian Drury
Paul Fritz
S. Allen Hamood
Jeff Hellinga
Andrew Knight
Mary Krupka
Mark Marinko
Siddharth Mehta
Wilbert Noronha